                                                                    Exhibit 10.2

                              AGREEMENT OF SUBLEASE

         THIS AGREEMENT OF SUBLEASE (THIS "SUBLEASE") is made as of the 17th day of August 1998, by and between STANFORD TELECOMMUNICATIONS, INC., a Delaware Corporation ("Sublandlord") and KNOWLEDGELINK INTERACTIVE, INC., a Virginia corporation ("Subtenant").

W I T N E S S E T H:

         WHEREAS, Lockheed Martin (successor in interest to Loral Corporation) ("1st Sublandlord") and Stanford Telecommunications, Inc. ("Sublandlord") entered into a sublease dated August 1994 ("1st Sublease Agreement") for the premises hereafter described, a copy of which is attached hereto as Exhibit B-1 and whereas Lockheed Martin was assigned the Prime Lease with the Building Owner May 13, 1991 attached hereto as Exhibit B-2.

         WHEREAS, Subtenant and Sublandlord desire to enter into this Sublease for a portion of the same premises.

         NOW, THEREFORE, in consideration of the mutual covenants herein and for other valuable consideration, the sufficiency and receipt of which is hereby acknowledged by the parties, Sublandlord and Subtenant mutually agree, and intend to be legally bound, as follows:

         1. PREMISES. Sublandlord leases to Tenant all of Sublandlord's right, title and interest in that certain premises to be known as Suite _____ ("Sublease Premises"), attached as Exhibit A, which Sublandlord has measured preliminarily as approximately Seven Thousand (7,000) rentable square feet which is a Sub-Sublease from Sublandlord and Lockheed Martin (1st Sublandlord). Suite ____, the Sublease Premises, is located on the third (3rd) floor of the building known as Lake Fairfax Business Center Building Four and having the street address of 1761 Business Center Drive, Reston, Virginia 20190 (the "Building"). The Sublease Premises will be measured by the Sublandlord's architect, Greenwell Goetz Architects, PC, using the Standard Method for Measuring Floor Areas in Office Buildings, Building Owners and Managers Association, 1996 edition and upon certification of the actual measurement an adjustment to the Base Rent (if needed) will be made via Amendment.

         2.    SUBLEASE TERM.

               A. The "Sublease Term" shall commence (the "Commencement Date") October 1, 1998, or as soon as space is available for occupancy; however, in no event shall the occupancy and commencement date be later then October 15, 1998.

               B. The Sublease Term shall expire upon the twenty-fourth month
               (24th) of the Lease Term following the Commencement Date (i.e., September 31, 2000).

               C. Sublandlord shall deliver possession of the Sublease Premises to Subtenant on the Commencement Date, provided, however, that after receipt of requisite approvals, Subtenant and Subtenant's contractors may access the Sublease Premises prior to the Commencement Date for the purposes of renovating and installing improvements to the Sublease Premises. Sublandlord will repaint, recarpet with selections made by Sublandlord and demise the Premises, in accordance with code requirement. In addition Sublandlord shall demolish the existing SCIF, construct 7 perimeter offices along the windowline and an interior conference room (to include reasonable electric power to each office) in the location of existing SCIF, and install one
               (1) pair of Building standard wood doors at Subtenant's suite entry. Any additional scope of work will be at Subtenant's sole expense.

         3. BASE RENT. Beginning with the Commencement Date, Subtenant shall pay to Sublandlord rent equal to the product of Twenty-Four Dollars ($24.00) ("Rental Rate") times the number of rentable square feet in the Sublease Premises, and shall be paid in equal monthly installments on the first (1st) of each month. Based on the measurements of the Sublease Premises performed by Sublandlord (noted in Paragraph 1), the Base Rent shall be One Hundred Sixty-Eight Thousand Dollars ($168,000.00) per annum, and each monthly installment of Base Rent shall be Fourteen Thousand Dollars ($14,000.00). In addition, the Base Rent shall increase by Three percent (3%) annually, commencing with the second (2nd) lease year.

         4. OPERATING EXPENSES. During the Sublease Term, Subtenant's contribution to Operating Expenses shall remain fixed at the rate that is included within the Base Rent.

         5. PARKING. Sublandlord shall provide Subtenant with the non-exclusive use of 3.6 parking spaces for 1,000 square feet of leased space free of charge.

         6. CONDITION OF SUBLEASE PREMISES. Sublandlord represents that as of the execution date of the Sublease, there is no pre-existing condition in either the Sublease Premises or the Building that violates any building, health, environmental or safety law code, rule or regulation (including ADA). If there is a violation of such a code, law, rule or regulation, then Sublandlord shall cause such violation(s) to be corrected prior to the Commencement Date without expense to Subtenant.

         7. IMPROVEMENTS TO ELEVATOR LOBBY. Sublandlord has initiated a subleasing program for the third floor with the intent to sublease all or the major portion of the floor. Upon completion of the subleasing on the third floor, Sublandlord will recarpet and redo the walls of the common areas with wallcovering and/or paint appropriate for the area in the Building.

         8. USE. Subtenant may use the Sublease Premises in all ways not prohibited by the Prime Lease.

         9.    DEFAULT UNDER SUPERIOR LEASES.

         A. Sublandlord represents and warrants that the Prime Lease is in full force and effect as of the date of this Sublease, and that there is no default by Landlord or Sublandlord under the Prime Lease. Sublandlord agrees not to terminate the Prime Lease during the Sublease term or to modify or amend it in a manner, which will reduce Subtenant's rights under the Sublease.

         B. Subtenant shall not act in any manner, which would cause a default under the terms of the Prime Lease. Within five (5) business days of Sublandlord's receipt of notice of any default under the Prime Lease which may jeopardize Subtenant's quiet enjoyment of the Sublease Premises, Sublandlord shall notify Subtenant of the nature of the default and of Sublandlord's intention to cure such default. In the event Subtenant or Sublandlord shall receive a notice of default from the Landlord as a direct result of Subtenant's actions, then Subtenant shall have all the rights to cure such event of default that Sublandlord enjoys under the Prime Lease, however, in the event Subtenant fails to timely cure any event of default within ten (10) business days, Sublandlord shall have the right to terminate the lease and Subtenant shall vacate the premises within thirty (30) days. Further, Sublandlord shall have the right to recover all damages to which Sublandlord is entitled including reletting expenses (vacancy, commissions, improvements, etc.) and any unpaid rent up until the time of such reletting. Sublandlord, on behalf of Subtenant, shall utilize its best efforts to enforce all of its rights and remedies available pursuant to the Prime Lease.

         10. INSURANCE. During the Sublease Term, Subtenant shall maintain insurance in force with a company licensed to do business in Virginia, with policy limits of at least Two Million Dollars ($2,000,000.00) general liability and One Million Dollars ($1,000,000.00) property damage. Sublandlord shall be named as an additional insured thereunder and Subtenant shall provide Sublandlord with a certificate of such insurance prior to the Commencement Date. Subtenant and Sublandlord each hereby waive any and all rights of recovery against the other, or against the officers employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage and such loss or damage has been paid by the insurance company. The insuring party shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Sublease.

         11. NOTICES. Every notice, approval, consent or other communication authorized or required by this Sublease ("Notice") shall not be effective unless same shall be in writing and sent postage prepaid by United States registered or certified mail, return receipt requested, or delivered by hand, and a written receipt acknowledging such postal or hand delivery obtained for each designated recipient (or proof of refusal), directed to the other party at the following addresses (indicating the date and to whom delivered), or such other address as either party may designate by Notice given from time to time in accordance with this Paragraph:

          If to Subtenant:                      KNOWLEDGELINK Interactive, Inc.

                                               Lake Fairfax Business Center
                                               Building Four
                                               1761 Business Center Drive
                                               Reston, Virginia 20190
                                               Attn: Ted S. Bagheri, CFO

         If to Sublandlord:                    Stanford Telecommunications, Inc.
                                               1761 Business Center Drive
                                               Reston, Virginia 20190
                                               Attn: Joe Daniel, Vice President
                                               Finance/Administration

         12. BROKERS. Sublandlord shall be solely responsible for any commissions due to Smithy Braedon-ONCOR International and Spaulding & Slye in connection with this Sublease. Otherwise, Sublandlord and Subtenant represent to each other that neither has dealt with any broker or agent in connection with this Sublease and each party represents and warrants that there are no other claims for brokerage commissions in connection with the execution of this Sublease. Sublandlord agrees to indemnify and hold Subtenant harmless from all liabilities arising from any such claim for commission (including, without limitation, the cost of legal fees in connection therewith) as a result of Sublandlord's dealings in connection with this Lease.

         13. SECURITY. Upon full execution of the Sublease, Sublandlord shall deliver to Subtenant a reasonable number of suite entry keys for the Sublease Premises Building perimeter security access cards, at no cost to Subtenant.

         14. IDENTITY. Sublandlord shall obtain Landlord's consent, if necessary, for Subtenant's Building Directory strips (3 lines).

         15. LANDLORD APPROVAL. In the event the Prime Lease requires the prior written consent of the Landlord prior to an action by the Subtenant, then Sublandlord, on behalf of Subtenant, shall initiate action to gain consent from Landlord within Ten (10) days of Subtenant's notice to Sublandlord concerning such proposed action. The preceding sentence notwithstanding, in the event the Prime Lease specifies the time period in which Landlord must respond to such a request for consent, then such specified time period shall control.

         16. QUIET ENJOYMENT. Subtenant shall have the peaceful and quiet use of the Sublease Premises, and all rights, servitude and privileges belonging or in anywise appertaining thereto or granted thereby, for the Term of this Sublease, without hindrance or interruption by Sublandlord. Sublandlord warrants that it has full right and authority to enter into this Lease for the full term hereof.

         17. SECURITY DEPOSIT. Upon Sublease execution, Subtenant shall post a Security Deposit equal to four months Base Rent ($56,000). One month shall be applied to the first month's Base Rent due and the remaining three (3) months shall be held as security for the term of the Sublease, but shall be reduced as follows, provided that Subtenant is not in default:

               Sublandlord shall return an amount equal to one (1) months rent after six (6) months of occupancy, another one (1) month after twelve (12) months occupancy. The balance of the Security Deposit shall be held for the balance of Subtenants Sublease Term and shall be refunded within ninety (90) days after Sublease expiration.

         18. COMMUNICATIONS. Subtenant agrees that all communications regarding their tenancy under this Sublease shall be directed only to the Sublandlord who will in the case of property management issues contact the Landlord.

         19. ENTIRE AGREEMENT. This Sublease, together with the Exhibits attached hereto, contains and embodies the entire agreement of the Parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Sublease and the Exhibits, shall be of any force and effect. This Sublease may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by the Parties hereto.


         IN WITNESS WHEREOF, this Agreement of Sublease has been executed by the parties as of the date first hereinabove written.

SUBLANDLORD:                                SUBTENANT:

STANFORD                                    KNOWLEDGELINK INTERACTIVE, INC.
TELECOMMUNICATIONS, INC.

By:  /s/ Roberta Comer, for                 By:  /s/ Ted. S. Bagheri
   -----------------------------                ---------------------------
Name:  Joseph G. Daniel                     Name:  Ted S. Bagheri
     ---------------------------                 --------------------------

Title:  Vice President, Admin. & Finance    Title:  C.F.O.
      ----------------------------------          -------------------------

Date:                                       Date:  8/28/98
     ---------------------------                  -------------------------


Attachments: Exhibit A - Floor Plan of Sublease Premises
             Exhibit B - Prime Lease - Stanford and Building Owner Exhibit B-1 - Lockheed Martin/Loral Sublease
             Exhibit B-2 - Lockheed Martin/Loral Prime Lease

                               CONSENT OF LANDLORD

      A & A Fairfax Four, L.L.C., as Landlord pursuant to that certain Office Lease dated July 1, 1986, ("Lease") between A & A Fairfax Four, LLC, as successor in interest to American General Investment Corporation, ("Landlord") and Lockheed Martin Corporation, successor in Interest to Loral Corporation ("Tenant"), hereby consents to that certain Sublease Agreement and Amendment One to Sublease and any and all exhibits referenced therein (collectively, "Sublease") between Stanford Telecommunications, Inc. ("Subleasee") and Knowledgelink Interactive, Inc. ("Sublessee's Subtenant"), comprising 7,748 square feet, a copy of which Sublease is attached hereto as Exhibit A, on the express conditions that:

      1. the Sublease is in all respects subject and subordinate to the Lease; and

      2. no further sublease of any portion of the demised premises or assignment of the Lease or the Sublease shall be made without the prior written consent of Landlord; and

      3. the Tenant remains fully liable for all obligations of Tenant pursuant to the Lease (without implied modification by reason of Landlord's consent to the Sublease), including with respect to the portion of the Premises being subleased to Sublessee.

      4. Sublessee acknowledges the obligation to return the Premises to the Landlord at the expiration of the Lease in the original condition (referring particularly to the secured space know as the Tempest areas, the value of which is estimated to be $60,000.00), reasonable wear and tear excepted, if requested by the Landlord; and

      5. the Landlord makes no representation with respect to the compliance of the intended use of the subleased premises with local law or compliance of the subleased premises with the requirement of the Sublease; and

      6. notwithstanding anything to the contrary contained in the Sublease, Landlord has no obligations or liabilities to Sublessee in connection with the subleased premises and Sublessee has no rights against Landlord with respect to the sublease premises or any obligations of Landlord to Tenant or Sublessee pursuant to the Lease; and

      7. the Tenant and Sublessee acknowledge and agree that the Landlord has no liability for the performance of any convenant of Tenant pursuant to the Sublease and is not subject to the terms of any other agreement between Tenant and Subleasee; and

      8. any and all improvements made with respect to this sublease shall be subject to the review and approval of Landlord. SubLessee agrees to pay construction management fees of seven percent (7%) directly to Camcon, L.P.; and

      9. Tenant agrees that all communication to Landlord regarding this sublease and Sublessee's occupancy in the building shall be directed through Tenant; and

      10. Tenant agrees that the Sublease may not be renewed or held over for any period of time without the Landlord's express, written consent; and

      11. Lockheed Martin Corporation, as Lessee under the Prime Lease, and 1st Sublandlord under the Agreement of Sublease hereby consents to this Sublease. However, Lockheed Martin Corporation shall not accept any obligations or liabilities that may be created by this Agreement above those existent through the Prime Lease, except those matters requiring Lockheed Martin Corporation to communicate certain request(s) to Prime Lessor on behalf of the Subtenant under this Agreement. 1st Sublandlord's consent herein shall not modify or affect the Prime Lease or relieve Stanford Telecommunications, Inc. from any liability thereunder.

      12. Subleasee shall submit a security deposit in the amount $42,000.00, which shall be addressed in accordance with the terms set forth in Paragraph 17 Security Deposit of the Agreement Of Sublease; and

      13. Sublessee, shall submit specifications to Landlord for approval prior to commencing any work regarding the third floor common areas.

      IN WITNESS WHEREOF, the undersigned have executed this Consent as of __________ ______, 1998.
                                    LANDLORD:
                                    A&A Fairfax L.L.C., successor in interest
                                    to American General Investment Corporation
                                    By:  /s/ Louai Alassar
                                        ------------------
                                       Dr. Louai Alassar
                                       Managing Member

                                    TENANT:
                                    Lockheed Martin Corporation, successor in
                                    interest to Loral Corporation
                                    By:  LMC Properties, Inc., Attorney In
                                    Fact under irrevocable Power of Attorney,
                                    dated June 5, 1996

                                    By:  /s/ John W. Wissmann
                                        ---------------------
                                    Print Name:  John W. Wissmann
                                                -----------------
                                    Title:  Senior Manager; Real Estate
                                            ---------------------------

                                    SUBLESSEE
                                    Stanford Telecommunications, Inc.

                                    By:  /s/ Roberta Comer, for
                                        -----------------------
                                    Print Name:  Joseph G. Daniel
                                                -----------------
                                    Title:  Vice President, Admin & Finance
                                            -------------------------------

                            AMENDMENT ONE TO SUBLEASE


This Amendment One ("Amendment") to Agreement of Sublease ("Sublease") is made this ____ day of October, 1998, between Stanford Telecommunications, Inc. ("Sublandlord") and Knowledgelink Interactive, Inc. ("Subtenant"). This Amendment serves to clarify terms and conditions of the Agreement of Sublease between Stanford Telecommunications, Inc. and Knowledgelink Interactive, Inc.

1    Throughout the document, "Sublandlord" refers to Stanford
     Telecommunications, Inc.

2.   Clause 1, "Tenant" should read "Subtenant."

3.   Second paragraph of Sublease, first line should read: WHEREAS, Lockheed
Martin Corporation ("Lockheed Martin") (successor in interest. . . .

4. The attachments to the Agreement of Sublease labeled Exhibits B, B-1, and B-2 are included with the Sublease and incorporated into the Sublease by reference.

5.   Add as a first paragraph after "WITNESSETH" on the first page.

     "WHEREAS, A&A Fairfax Four, L.L.C. ("Prime Lessor" or "Landlord") as successor to American General Investment Corporation as successor to, Paradigm Investment Limited Partnership entered into an Office Lease dated, July 1, 1986 ("Prime Lease") with Lockheed Martin Corporation ("Prime Lessee" or "1st Sublandlord") as successor in interest to Loral Corporation, as successor to Goodyear Tire and Rubber Company, attached hereto as Exhibit B and incorporated herein as reference; and"

     [Follow with the paragraph:  "WHEREAS, Lockheed Martin. . . ."]

6.   Clause 8. Use. Change "not prohibited" to "permitted".

7. Clause 9A, line 2, insert ", to the best of its knowledge," between "and" and "that".

8. Add to Clause 16: "1st Sublandlord shall not be responsible or liable in any manner, to Sublandlord or Subtenant in the event Prime Lessor does not consent to any Subtenant or Sublandlord proposed action. Further, consent by Prime Lessor shall in no way create any obligation or liability on the part of 1st Sublandlord."

9. Indemnification. Stanford Telecom ("Sublandlord) agrees to indemnify and hold Lockheed Martin Corporation ("1st Sublandlord) harmless from any obligation by Landlord to return the Premises to the Landlord at the expiration of the Lease in the original condition.

IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Sublease as of the date first hereinabove written.


SUBLANDLORD:                                    SUBTENANT:

STANFORD TELECOMMUNICATIONS, INC.               KNOWLEDGELINK INTERACTIVE, INC.


By:  /s/ Roberta Comer, for                     By:  /s/ Ted S. Bagheri
   -------------------------------------           ----------------------------

Name:  Joseph G. Daniel                         Name:  Ted. S. Bagheri
     -----------------------------------             --------------------------

Title: Vice President, Admin and Finance        Title:  C.F.O.
      ----------------------------------              -------------------------

Date:  10/12/98                                 Date:  10/12/98
     ------------------------------------            --------------------------

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